Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of CNB Financial Corp. (the “Company”) for the period ended September 30, 2007 (the “Report”), I, William M. Mahoney, acting as principal financial officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of September 30, 2007 and for the period covered by this Report.

/s/ William M Mahoney
William M. Mahoney
Treasurer and CFO
CNB Financial Corp.
November 9, 2007